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   PART 1 OF AN APPLICATION FOR INDIVIDUAL VARIABLE LIFE INSURANCE TO |_|JUV.
           EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EVLICO)         |_|OPAI

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1.  PROPOSED INSURED
    a. Print name to appear on policy.
       RICHARD                           ROE
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       First      Middle Initial          Last
b. |X| Mr.   |_| Miss    |_| Mrs.    |_| Ms.      |_| Other Title___________
c.  List all current occupations-- Give Titles(s) and Duties
              VICE PRESIDENT - HEAD OF
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              ACCOUNTING DEPT.
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d.   Date of Birth    12         1        1948
                   ---------------------------
                    Month       Day       Year
e.   Age Nearest Birthday    35
                         --------------
f.   Place of Birth:  State of NEW YORK
                              ---------
g.   Residence:  State of NEW YORK
                         ---------
h.   |X| Male        |_| Female
i.   Are you associated with or employed by a member of National Association of
     Securities Dealers, Inc. (NASD)?                            |_| Yes |X| No
2.   PLAN*                                                   INITIAL FACE AMOUNT
     Single Premium Whole Life-Level Face Amt.                     $ 100,000
     INVESTMENT ALLOCATION (WHOLE NUMBERS ONLY)
     Separate Account I                    Separate Account II
               50%               +                 50%      =   100%
     ------------------------            -----------------

3.  OPTIONAL BENEFITS
    |_|  Accidental Death Benefit* (Specify Amount):            $____________
    |_|  Disability Premium Waiver*
    |_| Option to Purchase Add'l Ins. (Issue ages to 37 only): $____________ Term Riders:
        Decreasing Term                                             Per Month
              |_| Family Income:   ______Years                  $____________
              |_| Mortgage Prot.:  ______Years  Initial Amt.:   $____________
        Renewable Term                          Yearly 10 Yr.
              |_| On Insured:                                   $____________
              |_| On Add'l. Insured (See page 2):               $____________
        |_| Increasing Term
        |_| Children's Term (See page 2):      $__________Units______________
    *If Proposed Insured is a Child (Issue Age 0-14) see Limitations on p.2.

4. BENEFICIARY FOR INSURANCE ON PROPOSED INSURED.  Include FULL
   NAME and RELATIONSHIP to Proposed Insured.
                              MARGARET ROE-WIFE
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Unless  otherwise  requested,  the contingent  beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to the Insured's estate.

THE BENEFICIARY UNDER ANY TERM INSURANCE on an Additional Insured or on a Child will be as stated in the riders, for those benefits, unless otherwise designated in Special Instructions.

5.  OWNER Owner's Soc. Sec. or Tax No.  |0|0|0|0|0|0|0|0|0| |
    The Owner is |X| Proposed Insured
    |_|  Applicant for Child (See 10.c.)
    |_|  Other (Give Full Name):
    -----------------------------------------------------------------
    If "Other" complete the following:
       |_| Mr.    |_| Miss   |_| Mrs.   |_| Ms.     |_| Other Title
                                                                   -----------
    Relationship to Insured
                            --------------------------------------------------
    Specify a successor Owner if desired
    --------------------------------------------------------------------------
    If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see
    Note in 10.c.).

6.  MAILING ADDRESS  |_| Business (Give Full Name)  |x| Residence
    |1|0|0| |S|P|E|C|M|E|N| |A|V|E| | | | | | | |
    --------------------------------------------------
         No.        Street                            Apt.
    |N|E|W| |Y|O|R|K| | | | | | | | | | | | | | |  | | | | | |
    --------------------------------------------------
                    City
    |N|E|W| |Y|O|R|K|  |  |  |  |  |  |  |  |1|0|0|0|1|
    --------------------------------------------------
                State                                Zip

7. *PREMIUM PAYMENT PLAN
    |_| Annual       |_| Semi-Annual        |_|Quarterly
    |_| Monthly     |_| System-Matic (Attach S-M Form)
    |x| Single
    |_| Military Allotment:  Branch  _______________
                             Register Date____________
    |_| Salary Allotment:  Register Date_____________
        Unit Name________________________________
        Unit/Sub-Unit No. if established:
        |__|__|__|__|__|__|__|__|__|__|__|__|__|_|_|_|

        Divisible by |_| 2   |_| 4     Payroll No.________________
    |_| Hold Premium  $______________________
8.  SUITABILITY
    a.  Have you the  Proposed  Insured  and the  Purchaser  if
        other than the Proposed  Insured  received a Prospectus
        for the policy applied for?
                                                  Yes |x| No     |_|
        Date of Prospectus  SPECIMEN     ----------------------------
        Date of any supplement  SPECIMEN ----------------------------

    b. Do you understand that, under the policy applied for (exclusive of any optional benefits), the amount of death benefit above the guaranteed minimum death benefit and the entire amount of the cash value may increase or decrease depending upon investment experience?
                                                                |X| Yes |_| NO

    c. With this in mind, is the policy in accord with your insurance objectives and your anticipated financial needs?
                                                                |X| Yes |_| NO

9.  SPECIAL INSTRUCTIONS

    a. |_| Preliminary Term (PT) period of _____ days ending ____________ . PT Premium $______
                    Mo.  Day.  Yr.
    b.  |_| Date to save insurance age: _____________
    c. |_| Check here to request an adjustable policy loan interest rate (if available) instead of a fixed rate of 5%.
    d.  Other:

            -----------------------------------------
            -----------------------------------------
            -----------------------------------------
            -----------------------------------------
            -----------------------------------------

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NOTE: UPON REQUEST, WE WILL FURNISH  ILLUSTRATIONS OF BENEFITS,  INCLUDING DEATH
BENEFITS AND CASH VALUES, FOR (A) THE VARIABLE LIFE INSURANCE POLICY APPLIED FOR
AND  (B)  A  FIXED  BENEFIT  LIFE   INSURANCE   POLICY  FOR  THE  SAME  PREMIUM.
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EV4-200P                            1

    10 COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).

a.  Will  there be more  life  insurance  in  effect on the Child
    than on any older child in the family?     |_| Yes  |_| No
    If yes, explain:  ___________________________________________
    _____________________________________________________________

b.  APPLICANT-COMPLETE IF OTHER THAN THE CHILD.
    i.  _________________________________________________________
            First Name       Middle Initial       Last Name
    ii. |_|  Mr.   |_|   Miss  |_|  Mrs.   |_|  Ms.   |_|   Other Title_______
    iii.Date of Birth___________________________________19____
                                Month      Day            Year
    iv. |_| Male        |_| Female
    v.  Relationship to Child:___________________________________
    vi. Total Life Insurance now in effect:  $  _________________
c.  OWNER.  If  the  Applicant  is to be  the  Owner,  after  the
    Applicant's   death  the  Child  will  be  the  Owner  unless
    otherwise  designated  in Special  Instructions  (in any such
    designation  include  Owner's  FULL  NAME,   RELATIONSHIP  to
    Child, and Social Security or Tax Number).

    NOTE: Consider designating an adult secondary Owner to reduce the chance of a minor Child becoming the Owner. If all persons designated die before the Child, the Owner will be the Child.

d.  OPTIONAL BENEFIT ON APPLICANT.
    |_| Supplemental Protective Benefit. Give Applicant's:
    i.  Age Nearest          ii.  Place of
        Birthday ______________   Birth_____________
                                          State
    iii.Height______Ft____In. Weight______lbs.
    iv. Occupations-Give Title(s) and Duties:__________
    -----------------------------------------------------
    ALSO ANSWER QUESTIONS ON PAGE 3 AS TO APPLICANT.

e. LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS. If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday. If the Disability Premium Waiver Benefit is applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

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11. COMPLETE FOR CHILDREN'S TERM RIDER.

    Give Names of Children below and answer the Questions on page 3 as to each Child.
CHILDREN PROPOSED FOR INSURANCE:

NOTE: To be eligible, children (including stepchildren and legally adopted children) must not yet have reached their 18th birthday. Coverage does
       not begin until a child is 15 days old.                  DATE OF BIRTH
                                                            |Sex| Mo.| Day| Yr.
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       First Name         Middle Initial     Last Name
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12. COMPLETE FOR LEVEL TERM YEARLY RENEWABLE RIDER ON ADDITIONAL INSURED.

Complete below and answer the Questions on page 3 as to the Additional Insured.

PROPOSED ADDITIONAL INSURED
a.  Print name as it is to appear on the Policy.

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    First                     Middle Initial               Last
b.  List all current occupations--Give Title(s) and Duties.
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c.  Date of Birth:  Mo.__________ Day________ Yr. 19____
d.  Age Nearest Birthday _____________________________
e.  Place of Birth:  State of ____________________________
f.  Residence:  State of_______________________________
g.  |_| Male         |_| Female
h.  Owner's Relationship to Additional Insured:____________

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13. COMPLETE IF USING EXISTING OPTION TO PURCHASE INSURANCE.

i.  Existing Individual Policy No. ________________________
ii. Option Date_______iii.  Option Amount:  $______________
iv. |_|  Regular Option or
    |_|  Option on Birth or Adoption of Child
         Date of Birth or Adoption___________________________
v.  If applying for  Disability  Premium  Waiver,  is Proposed  Insured now
    totally   disabled  as  defined  in  the  Disability   Premium  Waiver
    provision of the above policy? |_| Yes  |_| No

This application is made under a provision in the policy indicated above permitting the purchase of individual life insurance (the "Option Provision").

If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the option insurance then the option insurance shall take effect upon the terms of the policy EVLICO would issue. Otherwise, the option insurance shall not take effect.

Answer the Questions on page 3 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision (the option insurance).


EV4-200P                              NO. SPECIMEN                             2

OTHER INFORMATION -- AS TO EACH PERSON PROPOSED FOR INSURANCE, ANSWER QUESTIONS 14 AND 15. ALSO ANSWER QUESTIONS 16, 17 AND 18 IF NON-MEDICAL.

14.  HAS ANY PERSON PROPOSED FOR INSURANCE:

a. Within the last two years, been convicted of two or more moving violations or driving under the influence of alcohol or drugs, or had a driver's license suspended or revoked? (Give full details--including dates, types of violation, and reason for license suspension or revocation.) |_| Yes |X| No

b.   Any plan to travel or reside outside the U.S.? (Give full details.)
                                                              |_| Yes     |X| No

c. Any other life insurance now in effect or application now pending? (State companies and amounts.)
                                                              |_| Yes     |X| No

15.a.Within the last year flown other than as a passenger or plan to do so?
                                                              |_| Yes     |X| No

If yes: Total flying time at present__________ Hours; Last 12 mos.________Hours; Next 12 mos._______Est. Hours. (Complete Aviation Supplement for competitive, test, stunt or military flying, or crop dusting.)

b. Engaged within the last year, or any plan to engage in motor racing on land or water, underwater diving, sky diving, ballooning, hang-gliding or parachuting? (If yes, complete Avocation Supplement.)
                                                              |_| Yes     |X} No

c. Ever had an application for life or health insurance declined, that required an extra premium or was otherwise modified? (Give full details.)
                                                              |_| Yes     |X| No

d. Replaced or changed any existing insurance or annuity (or any plan to do so) assuming the insurance applied for will be issued? (State companies, plans and amounts.)

                                                              |_| Yes     |X| No
ANSWER QUESTIONS 16, 17 AND 18 ONLY IF NON-MEDICAL
16.  Proposed Insured:    Height   6    Ft.    1    In.  Weight  185  lbs.
                          ------------------------------------------------------
     Additional Insured:  Height        Ft.         In.  Weight       lbs.
                         -------------------------------------------------------

17.  HAS ANY PERSON PROPOSED FOR INSURANCE:

a. Ever been treated for or had any indication of heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor or cancer? (Give full details.)
                                                                |_| Yes   |X| No

b. Within the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor virus infections, minor injuries, or normal pregnancy.) (Give full details.)
                                                                  |X| Yes |_| No

18.a.Within  the last ten  years  repeatedly  used  barbiturates,  amphetamines, hallucinatory drugs or narcotics? (Give full details.)
                                                                  |_| Yes |X| No

b. Within the last ten years received counseling or treatment regarding the use of alcohol or drugs? (Give full details.)
                                                                |_| Yes    |X|No

19. DETAILS. For each yes answer give Question number, name of person(s) affected and full details. For 17 and 18 also include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.

No.    Name of Person Affected                 Details
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17.B. |RICHARD ROE          MEDICAL CHECK-UP  11/1/82 NORMAL
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                            DR. JOHN JONES 100 SPECIMEN ST. NEW YORK, N.Y. 10001
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20.COMPLETE  IF FIRST PREMIUM IS PAID BEFORE THE POLICY IS  DELIVERED:
Have the undersigned read and do they agree to the conditions of EVLICO's Temporary Insurance Agreement, including (i) the requirement that all of the conditions in that Agreement must be met before any insurance takes effect, and
(ii) the $250,000 insurance amount limitation? |_| YES |_| NO (If "No," a premium may not be paid before the policy is delivered.) AMOUNT PAID:
$___________. (Draw checks to order of EVLICO.)

AGREEMENT.  The signers of this application agree that:
(1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. EVLICO may rely on them in acting on this application.

(2) EVLICO's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if the full first premium for the policy applied for is paid before the policy is delivered.

(3) Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full first premium for it is paid while the Proposed Insured is living; (b) before any Register Date specified in this application; and (c) unless to the best of my knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid.

(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any EVLICO's rights or requirements. EVLICO shall not be bound by any information unless it is stated in application Part 1, 1A or 2.

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Signature of Agent
                       /s/ John Q. Agent
                       -----------------

IT IS UNDERSTOOD THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS) THE AMOUNT OF THE DEATH BENEFIT ABOVE THE FACE AMOUNT, AND THE CASH VALUE, MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Dated at NEW YORK, N.Y.                  on    6/1     19 83
         -----------------------------------------------------------------------
          City     State
(X)  /s/  Richard Roe
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Signature of Proposed Insured or of Applicant if Proposed Insured is a Child,
Issue Age 0-14.

(X) Richard Roe
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Signature of Additional Insured if required.

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Signature of Purchaser if not Proposed Insured or Applicant.
(If corp. show firm's name and signature of authorized officer)

EV4-200P                                                                       3